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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants we hereby consent to the incorporation by reference of our report dated January 21, 2000 into the Company's Registration Statements on Form S-8 (nos. 33-14706, 33-32622, 33-32623, 33-39187, 33-39204,
33-40795, 33-52617, 33-56639, 33-56641, 33-57763, 33-62138, 33-62140, 33-65401,
33-65403, 333-05743, 333-05745, 333-18283, 333-18339, 333-42471, 333-42573,
333-42343, 333-42269, 333-68193, 333-68135, 333-68273, 333-79793, 333-79829,
333-88001, 333-91173, 333-91151 and 333-91167).

                                          /s/ ARTHUR ANDERSEN LLP

San Francisco, California
January 21, 2000